Exhibit 4.10

SignPath Pharma Inc.

Investor Subscription Documents

A Private Offering to Accredited Investors

_______________

November 24, 2014

I.	Subscription and Payment Instructions

II.	Purchaser Questionnaire and Statement***

III.	Form of Subscription Agreement***

IV.	Form of Registration Rights Agreement***

Private Placement Memorandum

Exhibit A – Certificate of Designation of Series D Preferred Stock

Exhibit B – Form of Class D Warrant

Exhibit C – Annual Report on Form 10-K for December 31, 2013

Exhibit D – Quarterly Report on Form 10-Q for September 30, 2014

*** To be completed and executed by Investor and returned to Meyers Associates, L.P., Inc., as provided below.

THE ENCLOSED DOCUMENTS RELATE TO A PRIVATE PLACEMENT OF SECURITIES BY SIGNPATH PHARMA INC. THE SECURITIES THAT ARE THE SUBJECT OF THE ENCLOSED SUBSCRIPTION DOCUMENTS ARE SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK AND SHOULD NOT BE PURCHASED BY ANYONE WHO CANNOT AFFORD THE LOSS OF HIS, HER OR ITS ENTIRE INVESTMENT. PROSPECTIVE INVESTORS SHOULD CAREFULLY REVIEW THE ENCLOSED DOCUMENTS.

SUBSCRIPTION INSTRUCTIONS
1.           Complete the Purchaser Questionnaire and Statement unless previously completed (Item II in this Package).

2.           Complete the Subscription Agreement by signing the signature page as follows:

1.1   If the Investor is an individual sign over the line “Signature of Investor”. If there is a second individual Investor (not a partnership), that person should sign on “Co-Investor” line.

1.2   If the Investor is not an individual, an authorized signatory of the entity should sign under the line “If Entity Investor” and fill in the requested information.

1.3   Print the Investor’s name and mailing address where indicated on the signature page.

3.           Send in your payment following these PAYMENT INSTRUCTIONS:

Send the funds for your participation either by wire transfer or by check in accordance with the following instructions:

-- Wire Funds	Wire the funds to SignPath Pharma Inc. to the following account:
Capital One Bank
57 West 57th Street
New York, New York 10019
For the Account of Davidoff Hutcher & Citron LLP
Reference: SignPath Pharma Inc.
IOLA Attorney Trust Account
ABA Routing No. 021407912
Account No. 7047522050

-- Check	Make your check payable to “DAVIDOFF HUTCHER & CITRON LLP, as Escrow Agent for SIGNPATH PHARMA INC.” and:

RETURN CHECK AND ALL COMPLETED AND SIGNED MATERIALS TO:

Meyers Associates, L.P.
45 Broadway
New York, NY 10006
Attn:  Ms. Eileen Slitkin

THE SECURITIES OFFERED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND ARE BEING OFFERED AND SOLD ONLY TO ACCREDITED INVESTORS IN RELIANCE UPON EXEMPTIONS FROM THE REGISTRATION REQUIREMENTS OF THE ACT.  SUCH SECURITIES MAY NOT BE REOFFERED FOR SALE OR RESOLD OR OTHERWISE TRANSFERRED UNLESS THEY ARE REGISTERED UNDER THE APPLICABLE PROVISIONS OF THE ACT OR ARE EXEMPT FROM SUCH REGISTRATION.

SIGNPATH PHARMA INC.

PURCHASER QUESTIONNAIRE AND STATEMENT

THIS QUESTIONNAIRE IS TO BE COMPLETED AND DELIVERED TO MEYERS ASSOCIATES, L.P. PRIOR TO ACCEPTANCE OF THE SUBSCRIPTION BY THE COMPANY, CERTAIN CONDITIONS MUST BE MET.

INSTRUCTIONS:  This Questionnaire, along with the attached Subscription Agreement, is being provided to each individual (or entity) who has expressed an interest in purchasing units (“Units”),  consisting of shares of convertible preferred stock (“Preferred Stock”) and warrants to purchase common stock (“Warrant”) of SignPath Pharma Inc. (the “Company”).  Prior to your acceptance by the Company as a subscriber, you must meet, among other requirements, the standards imposed by Regulation D as adopted by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Securities Act”), since the Units have not been registered under the Securities Act and are being sold in reliance upon the exemption provided by Section 4(a)(2) of the Securities Act and Rule 506 promulgated thereunder.  The Company has established general investor suitability requirements for all investors requiring that each natural person or entity who subscribes for Units must be an “accredited investor,” as such term is defined in Regulation D under the Securities Act.  The undersigned acknowledges and agrees that the Company is relying on the undersigned’s representations contained in this Questionnaire and the related Subscription Agreement in determining whether to accept the subscription.

Please contact Elliot H. Lutzker, counsel to the Company, at Davidoff Hutcher & Citron LLP, 605 Third Avenue Avenue, 34th Floor, New York, New York 10158, (646) 428-3210, if you have any questions in completing this Questionnaire.

If your answer to any question is “none” or “not applicable,” please so state.

Your answers will, at all times, be kept strictly confidential; however, everyone who agrees to purchase the Units hereby agrees that the Company may present this Questionnaire to such parties as they deem appropriate in order to assure themselves that the offer and sale of the Units to you will not result in a loss of the exemption from registration under the Securities Act, which is being relied upon by the Company in connection with the sale of the Units.

Please complete this Questionnaire as thoroughly as possible and sign, date and return one copy.  In case of insufficient space, please attach additional pages, as needed, to assure that complete answers are submitted.

Please print or type:

1.	NAME(S) IN WHICH UNITS ARE TO BE HELD:

A.

	First Name	Initial	Last Name

B.

C.

Entity

(if a husband and wife are purchasing the Units, please give the name of both the husband and the wife.)

2.	SOCIAL SECURITY NUMBER(S) or TAX IDENTIFICATION NUMBER(S):

	A.	______________________________

	B.	______________________________

	C.	______________________________

3.	MANNER IN WHICH TITLE TO BE HELD (Please Check One):

	________	Individual Ownership

	________	Community Property

	________	Tenants in Common

	________	Joint Tenants with Rights of Survivorship

	________	Partnership

	________	Corporation

	________	As Custodian, Executor or Trustee for _________________________

FOR INDIVIDUAL INVESTORS:

4.	Residential Address, Telephone Number and Email Address:

Date of Birth: (A) __________________	(B) ________________

Occupation: (A) __________________	(B) ________________

Position: (A) ____________________	(B) ________________

Business Address and Telephone Number:

Person or Persons to be Contacted at Place of Employment:

Bank or Banks at which Checking and/or Savings Accounts are located:

Name or Names of Banks:

Branch  ____________________  Address:

or Addresses

Persons at Bank or Banks to Contact and Telephone Number:

5.	In Which State Do You Currently:

A.	Maintain your primary residence?
B.	Maintain secondary residence, if any?
C.	Vote?
D.	File income tax returns?
E.	Maintain a driver’s license?
Number of years at primary residence listed above?

6.	Accredited Investor Certification.
Please INITIAL where appropriate:
A.
_____ I certify that I have a net worth (excluding primary residence) of at least $1 million either individually or through aggregating my individual holdings and those in which I have a joint, community property or other similar shared ownership interest with my spouse.

The above net worth takes into account my current assets and other assets diminished by my current liabilities and other liabilities including contingent liabilities, such as threatened or pending lawsuits and proceedings.

B.
_____ I certify that I have had an annual gross income for the past two years of at least $200,000 (or $300,000 jointly with my spouse) and expect my income (or joint income, as appropriate) to reach the same level in the current year.

	C.	_____ I certify that I am a director or executive officer of the Company.
	D.	I am aware that the proposed offering of the Units will involve non-marketable, non-transferable securities requiring my capital investment to be maintained for an indefinite period of time.

Yes ________________ No _____________________

7.
Please indicate whether you are a director, officer, employee, owner of an interest in or an “affiliate” of any securities brokerage firm which is a member of the Financial Industry Regulatory Authority, Inc. (“FINRA”).  (An “affiliate,” as defined in Rule 405 of the Securities Act, means one who directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with such person.)

Yes _________________  No __________________

If yes, please state the firm name and address and describe your relationship.

8.	Investment experience:
	(a)	The frequency with which you invest in marketable securities is:
( ) often ( ) occasionally ( ) never
	(b)	The frequency with which you invest in unmarketable securities (such as private placement offerings) is:
( ) often ( ) occasionally ( ) never
	(c)	Have you previously participated in private placement offerings in the last 5 years?

	Yes _________	No ___________

(d)	If you answered "yes" to (c) above, state the private placements in which you participated in the last 5 years.

Year	Amount Invested	Name of Issuer
2014	$___________	_______________________
2013	$___________	_______________________
2012	$___________	_______________________
2011	$___________	_______________________
2010	$___________	_______________________

(e)
Have you been afforded an opportunity to investigate the Company and review relevant factors and documents pertaining to the officers, directors and the Company and its business and to ask questions of a qualified representative of the Company regarding this investment and the properties, operations, and methods of doing business of the Company?

	________	________
	Yes		No
(f)	Do you understand the nature of an investment in the Company and the risk associated with such an investment?
	________	________
	Yes		No
(g)	Do you understand that there is no guarantee of any financial return on this investment?
	________	________
	Yes		No
(h)	Do you understand that this investment is not liquid?
	________	________
	Yes		No

(i)	Do you have adequate means of providing for your current needs and personal contingencies in view of the fact that this is not a liquid investment?

________                                                                ________

Yes                                                                No

(j)
Are you aware of the Company’s business affairs and financial condition, and have you acquired all such information about the Company as you deem necessary and appropriate to enable you to reach an informed and knowledgeable decision to acquire Securities?

________                                                                ________

Yes                                                                No

9.           What was your individual (or joint, if you filed a joint tax return) federal marginal tax bracket (the highest rate taxed) for the last three years?  Check one box for each year.

If Taxable Income is:	over $100,000 up to $335,000 Tax Bracket is:	over $75,000 up to $100,000 Tax Bracket is:	over $50,000 up to $75,000 Tax Bracket is:
2013	39% ☐	34% ☐	25% ☐
2012	39% ☐	34% ☐	25% ☐
2011	39% ☐	34% ☐	25% ☐

10.           What are your personal investment objectives?

______________________________________________________________________________

______________________________________________________________________________

11.           FINRA Affiliation. Please state whether you or any of your associates or affiliates (which includes your spouse, in-laws and children or parents): (i) are a member or a person associated (including as an employee, officer, director, partner) with a member of FINRA, (ii) are an owner of stock or other securities of an FINRA member, (iii) has made a subordinated loan to any FINRA member, or (iv) a relative or member of the same household of any person meeting the description set forth in clauses (i) through (iii) above.

_______                                           _______

Yes                                           No

If you marked yes above, please briefly describe the FINRA relationship below:

______________________________________________________________________________

______________________________________________________________________________

______________________________________________________________________________

12.	Please state how your first learned about the Company and how you learned about this Offering.

________________________________________________________________________

________________________________________________________________________

________________________________________________________________________

13.
Please provide in the space below any additional information which would evidence that you have sufficient knowledge and experience in financial and business matters so that you are capable of evaluating the merits and risks of investing in non-transferable, restricted securities of a corporate entity.

IF YOU ARE PURCHASING SECURITIES WITH YOUR SPOUSE, YOU MUST BOTH SIGN THE SIGNATURE PAGE.

IF YOU ARE PURCHASING SECURITIES WITH ANOTHER PERSON NOT YOUR SPOUSE, YOU MUST EACH FILL OUT A SEPARATE INDIVIDUAL QUESTIONNAIRE.

FOR CERTAIN QUALIFIED ORGANIZATIONS:

1.	Additional information for corporate, partnership, LLC or trust subscribers:

A.	Name of organization or entity:

B.	Business address:

C.	Telephone: (_____)

D.	Send communications to the attention of:

E.	Date of organization:

F.	State of organization:

G.	Tax identification no.:

H.	Form of organization:

Corporation ________	Partnership ____________	LLC ____________

Trust ______________	Other (Describe) ________

I.
If a corporation, the organization has _____ has not _____ elected to be taxed as a small business corporation for federal income tax purposes under the provisions of Subchapter S of the Internal Revenue Code of 1986, as amended.

J.	The organization is actively engaged in the conduct of a trade or business:

Yes ________	No ________

K.	Describe purpose of formation or principal trade or business activity:

L.	Was such entity formed for the purpose of purchasing the Units?

Yes ________	No ________

2.	The corporate, partnership, limited liability company or trust subscriber represents and warrants that it is (check one):

_______a.                      A corporation, partnership, Massachusetts or similar business trust, or organization described in Section 501(c)(3) of the Internal Revenue Code (tax exempt organization), not formed for the specific purpose of acquiring the Units, having total assets in excess of $5,000,000.

_______b.                      A bank, savings and loan association or other similar institution (as defined in Sections 3(a)(2) and 3(a)(5)(A) of the Securities Act).

_______c.                      An insurance company (as defined in Section 2(13) of the Securities Act).

_______d.                      An investment company registered under the Investment Company Act of 1940.

_______e.                      A business development company (as defined in Section 2(a)(48) of the Investment Company Act of 1940) or a private business development company (as defined in Section 202(a)(22) of the Investment Advisers Act of 1940).

_______f.                      A Small Business Investment Company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

_______g.                      A broker or dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934, as amended.

_______h.                      A plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, which plan has total assets in excess of $5,000,000.

_______i.                      An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, if the investment decision is made by a “Plan Fiduciary,” as defined in Section 3(21) of such Act, which is either a bank, savings and loan association, insurance company or registered investment advisor.

_______j.                      An employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974 having total assets in excess of $5,000,000.

_______k.                      A self-directed employee benefit plan within the meaning of the Employee Retirement Income Security Act of 1974, with investment decisions made solely by persons who are accredited investors as defined in Rule 501(a) of Regulation D.

_______l.                      A trust with total assets in excess of $5,000,000 not formed for the specific purpose of acquiring the Units offered, whose purchase is directed by a sophisticated person (i.e., a person who has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of an investment in the Units).

_______m.                      An entity in which all of the equity owners are accredited investors as defined in Rule 501(a) of Regulation D.  (If subsection m. is checked, each equity owner must complete an investor questionnaire).

3.	Please provide the following:

(1)           If an S Corporation, the names of all officers, directors, and stockholders.

(2)           If a partnership, the names of all partners indicating whether each person is a general partner or limited partner.

(3)           Financial statements of corporate or partnership subscriber, accompanied by a certificate of an officer or general partner.

For each class of investor listed on the following page, this signed Questionnaire must be accompanied by the following verification documents:

CORPORATE SUBSCRIBER

A certified copy of a resolution of the corporation’s board of directors: (i) designating the officer(s) of the corporation authorized to sign on behalf of the corporation; and (ii) authorizing the contemplated investment.

PARTNERSHIP AND LLC SUBSCRIBER

A certificate signed by all the general partners or managing members authorizing the general partner or managing member who signed the signature page on behalf of the partnership or LLC to sign and to make the contemplated investment on behalf of the partnership or LLC.

TRUST SUBSCRIBER

A certificate signed by all the trustees authorizing the trustee who signed the signature page on behalf of the trust to sign and to make the contemplated investment on behalf of the trust.

CUSTODIAN SUBSCRIBER

A certified copy of the instrument pursuant to which the custodian is acting.

[Signature page follows]

I consent to the communication by the Company, or any of its employees, agents and affiliates with any bank or business reference set forth above.

The foregoing statements are true and accurate to the best of my information and belief, and I will notify the Company of any change in the foregoing answers.

FOR INDIVIDUAL SUBSCRIBERS(S)	FOR CORPORATE, PARTNERSHIP, LLC OR TRUST SUBSCRIBERS
Name of Subscriber [Please Print]	Name of Subscriber [Please Print]
Signature	Authorized Signatory
(B) Name of Subscriber [Please Print] Signature	Name and Title of Authorized Signatory [Please Print]
Date and Place of Execution:
Date:	Place:

[Signature Page to Investor Questionnaire]

SUBSCRIPTION AGREEMENT

This Subscription Agreement (this “Agreement”), dated as of November 24, 2014, by and among SignPath Pharma Inc., a Delaware corporation (the “Company”), and each subscriber identified on the signature page hereto (each a “Subscriber” and collectively the “Subscribers”).

Whereas, the Company proposes to offer for sale in a private placement solely to selected institutional and retail “accredited investors” and/or “Non-U.S. Persons” (the “Offering”), up to $3,000,000 of units (“Units”), with an over-subscription option for $2,000,000 at $1,000 par value each Unit, consisting of one share of the Company’s Series D Convertible Preferred Stock, $.10 par value (“Preferred Stock”), convertible at $2.00 per share, for an aggregate of 500 shares of Common Stock and Class D warrants (the “Warrant”) to purchase 125 shares of Common Stock, at $3.00 per share, pursuant to the terms and conditions set forth herein (the Units, Preferred Stock, Warrants and the Underlying Shares (as defined herein) are collectively referred to herein as the “Securities”), and the Subscriber desires to acquire the number of Units set forth on the signature page hereof.  As of this date, an aggregate of $120,000 of Units have been sold.  The Minimum Subscription is $100,000 (however, the Company and Meyers Associates, L.P. (the “Placement Agent”) may accept lesser subscriptions at their sole discretion.

Whereas, the terms of the Securities offered hereby are set forth under the heading “Description of Securities” in the Company’s Confidential Private Placement Memorandum dated the date hereof (the “Memorandum”);

Whereas, Meyers Associates, L.P. is acting as Placement Agent  for the Offering pursuant to the terms and conditions of a placement agency agreement (the “Agency Agreement”) by and between the Company and the Placement Agent;

Whereas, the Subscriber is delivering simultaneously herewith, unless previously submitted, a completed confidential purchaser questionnaire (the “Questionnaire”);

Whereas, the Company and the Subscribers are executing and delivering this Agreement in reliance upon an exemption from securities registration afforded by the provisions of Section 4(a)(2) and/or Regulation D (“Regulation D”), as promulgated by the United States Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “1933 Act,” collectively the “Offering Exemption”);

Now, Therefore, in consideration of the mutual covenants and other agreements contained in this Agreement, the Company and the Subscribers hereby agree as follows:

1.           Purchase and Sale of Units.  Subject to the satisfaction of the terms and conditions of this Agreement, each Subscriber hereby irrevocably agrees to purchase the full number of Units in the amount designated on the signature page hereto (the “Subscription Amount”) at the Unit Purchase Price, and the Company shall sell such Units to such Subscribers at the Unit Purchase Price.

2.           Escrow Arrangements; Form of Payment.  Upon execution of this Agreement by the parties and pursuant to the terms of the escrow agreement (the “Escrow Agreement”) entered into between the Company, the Placement Agent and Davidoff Hutcher & Citron LLP (the “Escrow Agent”), each Subscriber agrees to make the deliveries required of it as set forth herein and in the Escrow Agreement, and the Company agrees to make the deliveries required of it as set forth herein and in the Escrow Agreement. The Subscriber acknowledges and agrees that all subscription amounts will be placed in a non-interest bearing escrow account pending the Closing.

3.           Terms of the Securities.

(a)           Each Warrant shall be in the form attached to the Memorandum as Exhibit B, and will be subject to the terms and conditions contained therein; and

(b)           Each share of Preferred Stock will be subject to the terms and conditions contained in the Certificate of Designations in the form attached to the Memorandum, as Exhibit A, and will be subject to the terms and conditions contained therein.

4.1           Closing.  At the closing of the transactions contemplated herein (the “Closing”), the Subscribers shall purchase, severally and not jointly, and the Company shall issue and sell, in the aggregate, a maximum of $3,000,000 of Units, with a $2,000,000 over-subscription.  Each Subscriber shall purchase from the Company, and the Company shall issue and sell to each Subscriber, the amount of Units specified on the signature page hereto.  Upon satisfaction of the conditions set forth in Section 4.2 a closing (the “Closing”) will be held as soon as practicable.  All additional funds held in escrow and not accepted by the Company shall be returned to Subscribers without interest or deduction.  The Closing shall occur, from time to time, on the dates that subscriptions have been received and accepted by the Company and the Placement Agent at the offices of Davidoff Hutcher & Citron LLP, 605 Third Avenue, 34th Floor, New York, New York 10158, or such other time and/or location as the parties shall mutually agree.  At each Closing, the conditions of Section 4.2 shall either be satisfied or waived by the appropriate parties.

4.2                      Closing Conditions.

(a)           Each Subscriber’s obligations at each Closing are conditioned upon the Company’s fulfillment (or waiver by the Subscriber in its sole discretion) of each of the following events as of the date of each such Closing and the Company’s delivery to such Subscriber and the Placement Agent of:

(i)           this Agreement duly executed by the Company;

(ii)           the Registration Rights Agreement duly executed by the Company, the form of which is attached hereto as Item IV;

(iii)           a certificate evidencing ownership of a number of shares of Preferred Stock equal to such Subscriber’s Subscription Amount; and

(iv)           a Warrant, registered in the name of such Subscriber, pursuant to which such Subscriber shall have the right to acquire, a number of shares of Common Stock equal to one-fourth the number of shares of Common Stock issuable upon conversion of Preferred Stock included in a Unit.

(b)           The Company’s obligations at each Closing are conditioned upon each Subscriber’s delivery to the Company of the following:

(i)           this Agreement duly executed by such Subscriber;

(ii)           readily available funds, deposited and cleared in the escrow account contemplated by the Escrow Agreement, in an amount sufficient to purchase the Subscription Amount; and

(iii)           an executed and properly completed Questionnaire if not previously provided.

(c)           The representations and warranties of the parties set forth in this Agreement shall be true and correct in all material respects as of each Closing Date as if made on such date (except that to the extent that any such representation or warranty relates to a particular date, in which case such representation or warranty shall be true and correct in all material respects as of that particular date); and

(d)           At each Closing Date, there shall have occurred no material adverse change in the Company’s consolidated business or financial condition since March 31, 2014, except as set forth in the Offering Documents (as defined below).

5.Subscriber’s Representations and Warranties.  Each Subscriber hereby represents and warrants as of the date hereof and as of the Closing, with regard to itself that:

(a)           Reliance on Exemptions.  The Subscriber acknowledges that the Offering has not been reviewed by the SEC or any state agency because it is intended to be a nonpublic offering exempt from the registration requirements of the 1933 Act and state securities laws.  The Subscriber understands that the Company is relying in part upon the truth and accuracy of, and the Subscriber’s compliance with, the representations, warranties, agreements, acknowledgements and understandings of the Subscriber set forth herein in order to determine the availability of such exemptions and the eligibility of the Subscriber to acquire the Units.

(b)           Information on Subscriber.  The Subscriber is, and will be at the time of the exercise of the Warrants, an “accredited investor” as defined in Section 2(a)(15) of the 1933 Act and Rule 501 of Regulation D promulgated thereunder.  Such Subscriber is not required to be registered as a broker-dealer under Section 15 of the 1934 Act, is experienced in investments and business matters, has previously made investments of a speculative nature, understands that an investment in the Securities involves a high degree of risk, has purchased securities of United States companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Subscriber to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed purchase, which represents a speculative investment.  The Subscriber, if not a natural person, has the necessary authority to and is duly and legally qualified to purchase and own the Securities. If the Subscriber is natural person, he or she has reached the age of majority in the state in which the Subscriber resides, has adequate means of providing for the Subscriber's current needs and personal contingencies and is able to bear the risk of such investment for an indefinite period and to afford a complete loss thereof.  The information set forth on the signature page hereto and in such Subscriber’s Questionnaire regarding the Subscriber is accurate.  The sale of the Securities to the Subscriber as contemplated in this Agreement complies with or is exempt from the applicable securities legislation of the jurisdiction of the residence of the Subscriber.

(c)           Investment Purpose.  At Closing, the Subscriber will purchase the Units for its own account for investment purposes only and not as a nominee or agent and not with a view towards or for resale in connection with the distribution of the Securities.

(d)           Risk of Involvement.  The Subscriber recognizes that the purchase of the Units involves a high degree of risk in that:  (i) an investment in the Company is highly speculative and only investors who can afford the loss of their entire investment should consider investing in the Company and the Securities; (ii) transferability of the Securities is limited; and (iii) the Company may require substantial additional funds to operate its business and there can be no assurance that the Offering will be completed or that any other funds will be available to the Company, in addition to all of the other risks set forth in the Company’s Memorandum.

(e)           Information.  The Subscriber acknowledges careful review of:  (i) the Memorandum; (ii) this Agreement; and (iii) all exhibits, schedules and appendices which are part of the aforementioned documents (collectively, the “Offering Documents”), and hereby represents that:  (A) the Subscriber has been furnished by the Company during the course of this transaction with all information regarding the Company which it has requested; (B) that the Subscriber has been afforded the opportunity to ask questions of and receive answers from duly authorized officers of the Company concerning the terms and conditions of the Offering; and (C) the Subscriber, if it has requested, has been given the opportunity by the Placement Agent to review the Agency Agreement.

(f)           Compliance with Securities Act.  The Subscriber understands and agrees that the Securities are “restricted securities” that have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Subscriber contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(g)           No Representations.  The Subscriber hereby represents that, except as expressly set forth in the Offering Documents, no representations or warranties have been made to the Subscriber by the Company or any agent, employee or affiliate of the Company, including the Placement Agent, and in entering into this transaction the Subscriber is not relying on any information other than that contained in the Offering Documents and the results of independent investigation by the Subscriber.  The Subscriber has conducted its own due diligence of the Company and is not relying on the Placement Agent’s diligence.

(h)           Transfer or Resale.  The Subscriber acknowledges that there is no public market for any of the Company’s securities.  The Subscriber understands that Rule 144 (the “Rule”) promulgated under the 1933 Act requires, among other conditions, a six-month holding period prior to the resale (in limited amounts) of securities of a reporting issuer acquired in a non-public offering without having to satisfy the registration requirements under the 1933 Act.  The Subscriber understands and hereby acknowledges that the Company is under no obligation to register the Common Stock under the 1933 Act, with the exception of certain registration rights covering the resale of the shares of Common Stock into which the Preferred Stock are convertible and into which the Warrants are exercisable (together, the “Underlying Shares”) which were purchased by the Subscriber pursuant to this Agreement set forth in the Registration Rights Agreement.  The Subscriber consents that the Company may, if it desires, permit the transfer of the Securities out of the Subscriber’s name only when the Subscriber’s request for transfer is accompanied by an opinion of counsel reasonably satisfactory to the Company that neither the sale nor the proposed transfer results in a violation of the 1933 Act or any applicable state “blue sky” laws.

(i)           No Hedging Transactions.  The Subscriber hereby agrees not to engage in any Hedging Transaction (as defined herein) until such time as the Underlying Shares, as applicable, have been registered for resale under the 1933 Act or may otherwise be sold in the public market without an effective registration statement under the 1933 Act. “Hedging Transaction” means any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its value from the Company’s Common Stock or any rights, warrants, options or other securities that are convertible into, or exercisable or exchangeable for, Common Stock.

(j)           Preferred Stock Legend.  The Preferred Stock issued hereunder shall bear the following or similar legend:

NEITHER THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE INTO HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS, AND, ACCORDINGLY, MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAW OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO SOCIAL REALITY, INC. (THE “COMPANY”) THAT SUCH REGISTRATION IS NOT REQUIRED.”

PURSUANT TO SECTION 151(f) OF THE DELAWARE GENERAL CORPORATION LAW, THE COMPANY WILL FURNISH WITHOUT CHARGE TO EACH STOCKHOLDER WHO SO REQUESTS, A FULL STATEMENT OF THE DESIGNATIONS, POWERS, PREFERENCES AND RELATIVE, PARTICIPATING, OPTIONAL OR OTHER SPECIAL RIGHTS OF EACH CLASS OF SHARES OR SERIES THEREOF OF THE COMPANY, AND QUALIFICATIONS, LIMITATIONS OR RESTRICTIONS OF SUCH PREFERENCES AND/OR RIGHTS. SUCH REQUEST MAY BE MADE TO THE CORPORATION OR TO THE TRANSFER AGENT.

(k)           Warrants Legend.  The Warrants shall bear the following or similar legend:

NEITHER THIS SECURITY NOR THE SECURITIES INTO WHICH THIS SECURITY IS EXERCISABLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS AS EVIDENCED BY A LEGAL OPINION OF COUNSEL TO THE TRANSFEROR REASONABLY ACCEPTABLE TO THE COMPANY TO SUCH EFFECT, THE SUBSTANCE OF WHICH SHALL BE REASONABLY ACCEPTABLE TO SOCIAL REALITY, INC.

(l)           Communication of Offer.  The offer to sell the Securities was directly communicated to the Subscriber by the Company or the Placement Agent or any selling group member.  At no time was the Subscriber presented with or solicited by any leaflet, newspaper or magazine article, radio or television advertisement, or any other form of general advertising, or solicited or invited to attend a promotional meeting otherwise than in connection and concurrently with such communicated offer and did not learn of the Offering or the Company by way of a registration statement on file with the SEC. The Subscriber acknowledges that it has a pre-existing personal or business relationship with either the Company, the Placement Agent or any of their officers, directors or controlling persons, of a nature and duration such as would enable a reasonable prudent investor to be aware of the character, business acumen, and general business and financial circumstances of the Company and an investment in the Units.

(m)           Organization; Authority.  If Subscriber is not a natural person, Subscriber is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with full right, corporate or partnership power and authority to enter into and to consummate the transactions contemplated by the Offering and otherwise to carry out its obligations thereunder.

(n)           Authority; Enforceability.  This Agreement and other agreements delivered together with this Agreement or in connection herewith have been duly authorized, executed and delivered by the Subscriber and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity; and Subscriber, if not a natural person, has full power and authority necessary to enter into this Agreement and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Subscriber relating hereto.

(o)           Correctness of Representations.  Each Subscriber represents that the foregoing representations and warranties are true and correct as of the date hereof and, unless a Subscriber otherwise notifies the Company prior to the Closing, shall remain true and correct as of Closing.  The foregoing representations and warranties shall survive the Closing Date for a period of three years.

(p)           No Tax or Legal Advice.  Such Subscriber understands that nothing in this Agreement, any other agreement or any other materials presented to such Subscriber in connection with the purchase and sale of the Units constitutes legal, tax or investment advice and such information may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.  Such Subscriber has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Units.

Circular 230 Disclosure.  Pursuant to U.S. Treasury Department Regulations, we are required to advise you that, unless otherwise expressly indicated, any federal tax advice contained in this communication, including attachments and enclosures, is not intended or written to be used, and may not be used, for the purpose of (i) avoiding tax-related penalties under the Internal Revenue Code or (ii) promoting, marketing or recommending to another party any tax-related matters addressed herein.

(q)           Questionnaire. The Subscriber has completed the accompanying Questionnaire and has delivered it herewith and represents and warrants that it is accurate and true in all respects and that it accurately and completely sets forth the financial condition of the Subscriber on the date hereof. The Subscriber has no reason to expect there will be any material adverse change in its financial condition and will advise the Company of any such changes occurring prior to the closing or termination of the Offering.

(r)           Company Discretion. The Subscriber understands that the Company shall have the right to accept or reject this subscription in whole or in part.  Unless this subscription is accepted in whole or in part by the Company prior to three (3) months from the date of this Agreement, unless extended, the expiration of the Offering Period, this subscription shall be deemed rejected in whole. The Subscriber acknowledges that any delivery to it of this Agreement relating to the Units prior to the determination by the Company of its suitability as a Subscriber shall not constitute an offer of the Units until such determination of suitability shall be made, and the Subscriber hereby agrees that it shall promptly return the Offering Documents to the Company upon request.

(s)           Binding Subscription. The Subscriber hereby acknowledges and agrees, subject to any applicable state securities laws that the subscription and application hereunder are irrevocable, that the Subscriber is not entitled to cancel, terminate or revoke this Subscription Agreement and that this Subscription Agreement shall survive the death or disability of the Subscriber and shall be binding upon and inure to the benefit of the Subscriber and his heirs, executors, administrators, successors, legal representatives, and assigns. If the Subscriber is more than one person, the obligations of the Subscriber hereunder shall be joint and several, and the agreements, representations, warranties, and acknowledgments herein contained shall be deemed to be made by and be binding upon each such person and his heirs, executors, administrators, successors, legal representatives, and assigns.

(t)           FINRA Member.  The Subscriber acknowledges that if it is an “associated person” or  Registered Representative of a Financial Industry Regulatory Authority, Inc. (“FINRA”) member firm, the Subscriber has given such firm notice required by the FINRA’s Rules of Fair Practice, receipt of which must be acknowledged by such firm on the signature page hereof.

(u)           Anti-Money Laundering Regulations. The Subscriber hereby acknowledges that the Company’s intent is to comply with all applicable federal, state and local laws designed to combat money laundering and similar illegal activities, including the provisions of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (“PATRIOT Act”). In furtherance of such efforts, Subscriber hereby represents, covenants, and agrees that, to the best of Subscriber’s knowledge, based on reasonable investigation:

(a)           None of Subscriber’s investment in the Company shall be derived from money laundering or similar activities deemed illegal under federal laws and regulations.

(b)            To the extent within Subscriber’s control, none of Subscriber’s investment in the Company will cause the Company, the Placement Agent or any of their personnel to be in violation of federal anti-money laundering laws, including without limitation the Bank Secrecy Act (31 U.S.C. 5311 et seq.), the United States Money Laundering Control Act of 1986 or the International Money Laundering Abatement and Anti-Terrorist Financing Act of 2001, and any regulations promulgated thereunder.

(c)           When requested by the Company or the Placement Agent, the Subscriber will provide any and all additional information deemed reasonably necessary to ensure compliance with all applicable laws and regulations concerning money laundering and similar activities.

(d)           Except as otherwise disclosed in writing to the Company, the Subscriber represents and warrants neither it, nor any person or entity controlled by, controlling or under common control with Subscriber, any of Subscriber’s beneficial owners, any person for whom the Subscriber is acting as agent or nominee in connection with this investment, nor in the case of any Subscriber which is an entity, any Related Person1 is:

i.           a Prohibited Subscriber2;

ii.           a Senior Foreign Political Figure3, any member of a Senior Foreign Political Figure’s “immediate family,” which includes the figure’s parents, siblings, spouse, children and in-laws, or any Close Associate4 of a Senior Foreign Political Figure, or a person or entity resident in, or organized or chartered under, the laws of a Non-Cooperative Jurisdiction5;

iii.           a person or entity resident in, or organized or chartered under, the laws of a jurisdiction that has been designated by the U.S. Secretary of the Treasury under Section 311 or 312 of the PATRIOT Act as warranting special measures due to money laundering concerns; or

iv.           a person or entity who gives Subscriber reason to believe that its funds originate from, or will be or have been routed through, an account maintained at a Foreign Shell Bank, 6 an “offshore bank,” or a bank organized or chartered under the laws of a Non-Cooperative Jurisdiction.

________
1 With respect to any entity, any interest holder, director, senior officer, trestee, beneficiary or grantor of such entity; provided that in the case of an entity that is a publicly traded company or a tax qualified pension or retirement plan in which at least 100 employees participate that is maintained by an employer that is organized in the U.S. or is a U.S. government entity (a “Qualified Plan”), the term “Related Person” shall exclude any interest holder holding less than 5% of any class of securities of such publicly traded company and beneficiaries of such Qualified Plan.
2 For purposes of this subparagraph (d), “Prohibited Subscriber” shall mean a person or entity whose name appears on (i) the List of Specially Designated Nationals and Blocked Persons maintained by the U.S. Office of Foreign Assets Control; (ii) other lists of prohibited persons and entities as may be mandated by applicable law or regulation; or (iii) such other lists of prohibited persons and entities as may be provided to the Company in connection therewith.
3 For purposes of this subparagraph (d), “Senior Foreign Political Figure” shall mean a senior official in the executive, legislative, administrative, military or judicial branches of a foreign government (whether elected or not), a senior official of a major foreign political party, or a senior executive of a foreign government-owned corporation. In addition, a Senior Foreign Political Fignre includes any corporation, business or other entity that has been formed by, or for the benefit of, a Senior Foreign Political Figure.
4 For purposes of this subparagraph (d), “Close Associate of a Senior Foreign Political Figure” shall mean a person who is widely and publicly known internationally to maintain an unusually close relationship with the Senior Foreign Political Figure, and includes a person who is in a position to conduct substantial domestic and international financial transactions on behalf of the Senior Foreign Political Figure.
5 For purposes of this subparagraph (d), “Non-Cooperative Jurisdiction” shall mean any foreign country that has been designated as non-cooperative with international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Task Force on Money Laundering, of which the U.S. is a member and with which designation the U.S. representative to the group or organization continues to concur.

(e)           If the Subscriber is purchasing the Units as agent, representative, intermediary/nominee or in any particular capacity for any other person, or is otherwise requested to do so by the Company, it shall provide a copy of its anti-money laundering policies (“AML Policies”) to the Company. The Subscriber represents that it is in compliance with its AML Policies, its AML Policies have been approved by counsel or internal compliance personnel reasonably informed of anti- money laundering policies and their implementation and has not received a deficiency letter, negative report or any similar determination regarding its AML Policies from independent accountants, internal auditors or some other person responsible for reviewing compliance with its AML Policies.

(f)           The Subscriber hereby agrees to immediately notify the Company if it knows, or has reason to suspect that any of the representations in this paragraph 5(u) become incorrect or if there is any change in the information affecting these representations and covenants.

(g)           The Subscriber agrees that, if at any time it is discovered that any of the foregoing anti-money laundering representations are incorrect, or if otherwise required by applicable laws or regulations related to money laundering and similar activities, the Company may undertake appropriate actions, and the Subscriber agrees to cooperate with such actions, to ensure compliance with such laws or regulations, including, but not limited to segregation and/or redemption of the Subscriber’s Investment in the Company.

6.Company Representations and Warranties.  The Company represents and warrants to each Subscriber that:

(a)           Due Incorporation.  The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware and has the requisite corporate power to own its properties and to carry on its business as currently being conducted.  The Company’s By-Laws and Amended and Restated Certificate of Incorporation are available at the SEC’s website, www.sec.gov.  The Company, as of the date hereof, has no subsidiaries other than SignPath Brazil Corp. The Company is duly qualified as a foreign corporation to do business and is in good standing in each jurisdiction where the nature of the business conducted or property owned by it makes such qualification necessary, unless the failure to be so qualified or in good standing, as the case may be, would not have or would not reasonably be expected to result in (i) a material adverse effect on the legality, validity or enforceability of this Agreement or any other document in connection with the Offering, (ii) a material adverse effect on the results of operations, assets, business or financial condition of the Company, or (iii) a material adverse effect on the Company’s ability to perform in any material respect on a timely basis its obligations under this Agreement (any of (i), (ii) or (iii), constituting a “Material Adverse Effect”).

______________
6 For purposes of this subparagraph (d), “Foreign Shell Bank” shall mean a Foreign Bank without a Physical Presence in any country, but does not include a Regulated Affiliate.
A “Foreign Bank” shall mean an organization that (i) is organized under the laws of a foreign country, (ii) engages in the business of banking, (iii) is recognized as a bank by the bank supervisory or monetary authority of the country of its organization or principal banking operations, (iv) receives deposits to a substantial extent in the regular course of its business, and (v) has the power to accept demand deposits, but does not include the U.S. branches or agencies of a foreign bank.
“Physical Presence” shall mean a place of business that is maintained by a Foreign Bank and is located at a fixed address, other than solely a post office box or an electronic address, in a country in which the Foreign Bank is authorized to conduct banking activities, at which location the Foreign Bank (i) employs one or more individuals on a full-time basis, (ii) maintains operating records related to its banking activities, and (Hi) is subject to inspection by the banking authority that licensed the Foreign Bank to conduct banking activities.
“Regulated Affiliate” shall mean a Foreign Shell Bank that (i) is an affiliate of a depository institution, credit union or Foreign Bank that maintains a Physical Presence in the U.S. or a foreign country regulating such affiliated depository institution, credit union or Foreign Bank.

(b)           Capitalization; Ownership of Shares.  The authorized capital stock of the Company consists of 50,000,000 shares of Common Stock and 5,000,000 shares of Preferred Stock.  As of the date hereof, there are 37,375,897 shares of Common Stock issued and/or issuable on a fully diluted basis, as follows:  (i) 14,123,887 shares of Common Stock are issued and outstanding, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights, (ii) 3,255.375 shares of Series A Preferred Stock are issued and outstanding and convertible into approximately 3,831,576 shares of Common Stock, all of which are duly authorized, validly issued, fully paid and nonassessable and were not issued in violation of any preemptive rights; (iii) approximately 3,831,576 shares of Common Stock issuable upon exercise of outstanding Class A Warrants; (iv) 2,146 shares of Series B Preferred Stock are issued and outstanding and convertible into approximately 2,525,842 shares of Common Stock; (v) approximately 2,525,842 shares of Common Stock issuable upon exercise of outstanding Class B Warrants; (vi) 5,000 shares of Series C Preferred Stock are issued and outstanding and convertible into approximately 4,000,000 shares of Common Stock; (vii) 2,000,000 shares of Common Stock issuable upon exercise of outstanding Class C Warrants; (viii) 120 shares of Series D Preferred Stock are issued and outstanding and convertible into 60,000 shares of Common Stock; (ix) 15,000 shares of Common Stock are issuable upon exercise of outstanding Class D Warrants; (x) approximately 3,122,203 shares issuable upon exercise of outstanding Placement Agent Warrants; (xi) 600,000 shares issuable upon exercise of warrants authorized to the Company’s manufacturer of curcumin; and (xii) 830,000 shares issuable upon exercise of 830,000 outstanding stock options.   Except for the transactions contemplated hereby and as described in the Memorandum, there are no outstanding options, warrants, convertible securities or other rights, agreements, arrangements or commitments relating to the Common Stock or obligating the Company to issue or sell any shares of Common Stock, or any other interest in, the Company. All outstanding shares of capital stock of the Company were issued, sold and delivered in material compliance with all applicable Federal and state securities laws and the similar laws of other foreign jurisdictions as may be applicable.  No person has any right of first refusal, preemptive right, right of participation, or any similar right to participate in the transactions contemplated by this Offering or otherwise. The issue and sale of the Units will not obligate the Company to issue shares of Common Stock or other securities to any person (other than the Subscribers) and will not result in a right of any holder of Company securities to adjust the exercise, conversion, exchange or reset price under such securities.

(c)           Authority; Enforceability.  This Agreement and the Securities have been duly authorized, executed and delivered by the Company and are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally and to general principles of equity, and the Company has full corporate power and authority necessary to enter into this Agreement, the Warrants, the Escrow Agreement, the Registration Rights Agreement, and such other agreements and to perform its obligations hereunder and under all other agreements entered into by the Company relating hereto. All corporate action on the part of the Company by its officers, directors and stockholders necessary for the authorization, execution and delivery of, and the performance by the Company of its obligations under this Agreement and the other agreements entered into as contemplated by this Agreement has been taken.

(d)           Consents.  No consent, approval, authorization or order of any court, governmental agency or body or arbitrator having jurisdiction over the Company, or over any of its affiliates, FINRA, Nasdaq, the OTC Bulletin Board nor the Company’s stockholders is required for execution of this Agreement and all other agreements entered into by the Company relating thereto, including, without limitation, the issuance and sale of the Securities, and the performance of the Company’s obligations hereunder and under all such other agreements.

(e)           No Violation or Conflict.  Assuming the representations and warranties of the Subscribers in Section 5 are true and correct, neither the execution and delivery of this Agreement nor the issuance and sale of the Securities nor the performance of the Company’s obligations under this Agreement and all other agreements entered into by the Company relating thereto by the Company will:

(i)           violate, conflict with, result in a material breach of, or constitute a default (or an event which with the giving of notice or the lapse of time or both would be reasonably likely to constitute a default) or give to others any rights of termination, amendment, acceleration or cancellation under (A) the certificate of incorporation or bylaws of the Company, (B) any decree, judgment, order, law, treaty, rule, regulation or determination applicable to the Company of any court, governmental agency or body, or arbitrator having jurisdiction over the Company or any of its affiliates (including federal and state securities laws and regulations) or over the properties or assets of the Company or any of its affiliates, (C) the terms of any bond, debenture, note or any other evidence of indebtedness, or any agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company or any of its affiliates is a party, by which the Company or any of its affiliates is bound or affected, or to which any of the properties or assets of the Company or any of its affiliates is subject, or (D) the terms of any “lock-up” or similar provision of any underwriting or similar agreement to which the Company, or any of its affiliates is a party except the violation, conflict, breach, or default of which would not have a Material Adverse Effect on the Company; or

(ii)           result in the creation or imposition of any lien, charge or encumbrance upon the securities or any of the assets of the Company or any of its affiliates.

(f)           The Securities.  The Securities upon issuance:

(i)           are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii)           have been, or will be, duly and validly authorized and on the date of issuance will be duly and validly issued, fully paid and nonassessable (and if eventually registered pursuant to the 1933 Act, and resold pursuant to an effective registration statement will be free trading and unrestricted, provided that each Subscriber complies with the prospectus delivery requirements of the 1933 Act and any state securities laws);

(iii)           will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv)           will not subject the holders thereof to personal liability by reason of being such holders.

(g)           Litigation.  There is no pending or, to the knowledge of the Company, threatened action, suit, proceeding inquiry, notice of violation, or investigation before any court, governmental or administrative agency or regulatory body (federal, state, county, local or foreign), or arbitrator having jurisdiction over the Company, or any of its affiliates that would challenge the legality, validity or enforceability of this Agreement and/or the Offering, or otherwise affect the execution by the Company or the performance by the Company of its obligations under this Agreement, and all other agreements entered into by the Company relating hereto.  Except as disclosed in the Offering Documents, there is no pending or, to the knowledge of the Company, threatened action, suit, proceeding or investigation before any court, governmental agency or body, or arbitrator having jurisdiction over the Company, or any of its affiliates which litigation if adversely determined would have a Material Adverse Effect on the Company.

(h)           Defaults; Permits.  The Company is not in violation of its Certificate of Incorporation or By-Laws.  The Company is (i) not in default under or in violation of any other material agreement or instrument to which it is a party or by which it or any of its properties are bound or affected, which default or violation would have a Material Adverse Effect on the Company, (ii) not in default with respect to any order of any court, arbitrator or governmental body or subject to or party to any order of any court or governmental authority arising out of any action, suit or proceeding under any statute or other law respecting antitrust, monopoly, restraint of trade, unfair competition or similar matters, or (iii) to its knowledge in violation of any statute, rule or regulation of any governmental authority which violation would have a Material Adverse Effect on the Company. The Company possesses all material certificates, authorizations and permits issued by the appropriate federal, state or foreign regulatory authorities necessary to conduct their respective businesses other than where the failure to possess such certificates, authorizations or permits, individually or in the aggregate, has not had and would not reasonably be expected to have a Material Adverse Effect. The Company has not received any notice or otherwise become aware of any proceedings, inquiries or investigations relating to the revocation or modification of any such certificate, authorization or permit.

(i)           No General Solicitation.  Neither the Company, nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has, directly or indirectly made any offers or sales of any security or solicited any offers to buy any security that would cause the offer of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of the 1933 Act or any applicable stockholder approval provisions. Neither the Company nor any of its affiliates will take any action or steps that would cause the offer of the Securities to be integrated with other offerings if such integration would eliminate the Offering Exemption. Neither the Company nor any of its affiliates, nor to the Company’s knowledge, any person acting on its or their behalf, has engaged in any form of general solicitation or general advertising (within the meaning of Regulation D) in connection with the offer or sale of the Units.

(j)           Disclosure.  None of the representations and warranties of the Company appearing in this Agreement nor any information appearing in any of the Offering Documents, when considered together as a whole, contains, or on the Closing will contain any untrue statement of a material fact or omits, or on the Closing will omit, to state any material fact required to be stated herein or therein in order for the statements herein or therein, in light of the circumstances under which they were made, not to be misleading.

(k)           No Undisclosed Liabilities or Events.  The Company has no liabilities or obligations which are material, individually or in the aggregate, which are not disclosed in the Offering Documents, other than those incurred in the ordinary course of the Company’s businesses since September 30, 2014.  There has been no event or circumstance that has occurred or exists with respect to the Company or its businesses, properties, operations or financial condition, that, under applicable law, rule or regulation, requires disclosure but which has not been so publicly announced or disclosed in the Offering Documents.

(l)           Intellectual Property.  The Company owns, free and clear of claims or rights of any other person, with full right to use, sell, license, sublicense, dispose of, and bring actions for infringement of, or has acquired licenses or other rights to use, all intellectual property necessary for the conduct of its business as presently conducted (other than with respect to “off-the-shelf” software which is generally commercially available and open source software which may be subject to one or more “general public” licenses.  A complete list of patents, pending patent applications and all other intellectual property is available upon request from the Company.  The business of the Company as presently conducted does not, to the Company’s knowledge, infringe or conflict with any patent, trademark, copyright, or trade secret rights of any third parties or any other intellectual property of any third parties. The Company has not received written notice from any third party asserting that any intellectual property owned or licensed by the Company, or which the Company otherwise has the right to use, is invalid or unenforceable by the Company and, to the Company’s knowledge, there is no valid basis for any such claim (whether or not pending or threatened).  No claim is pending or, to the Company’s knowledge, threatened against the Company nor has the Company received any written notice or other written claim from any person asserting that any of the Company’s present or contemplated activities infringe or may infringe in any material respect any intellectual property of such person, and the Company is not aware of any infringement by any other Person of any material rights of the Company under any intellectual property rights. The Company has taken all steps required in accordance with commercially reasonable business practice to establish and preserve its respective ownership in its intellectual property and to keep confidential all material technical information developed by or belonging to the Company which has not been patented or copyrighted.

(m)           Investment Company Status.  The Company is not, and immediately after receipt of the Final Closing will not be, an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the Company shall conduct its business in a manner so that it will not become subject to the Investment Company Act.

(n)           Taxes.   The Company (i) has prepared in good faith and duly and timely filed all tax returns required to be filed by it or is on a current extension and such returns are complete and accurate in all material respects and (ii) has paid all taxes required to have been paid by it, except for taxes which it reasonably disputes in good faith or the failure of which to pay has not had or would not reasonably be expected to have a Material Adverse Effect. The Company has no any liability with respect to accrued taxes in excess of the amounts that are described as accrued in the most recent financial statements included in the Offering Documents.

(o)           Solvency.  The Company has no knowledge of any facts or circumstances which lead it to believe that it will be required to file for reorganization or liquidation under the bankruptcy or reorganization laws of any jurisdiction and has no present intention to so file.

(p)           Transactions with Interested Persons. Except as described in the Prospectus,  no officer, director, employee or affiliate of the Company is or has taken any steps to become a party to any transaction with the Company (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Company, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

(q)           No Other Agreements.  The Company has not, directly or indirectly, entered into any agreement with or granted any right to any Subscriber relating to the terms or conditions of the transactions contemplated by this Agreement or the other Offering Documents except as expressly set forth therein.

(r)           Correctness of Representations.  The Company represents that the foregoing representations and warranties are true and correct as of the date hereof in all material respects.  The foregoing representations and warranties shall survive until one year after the Closing Date.

7.           Regulation D Offering.  This Offering is being made pursuant to exemptions from the registration provisions of the 1933 Act afforded by: (i) Section 4(a)(2) and/or Rule 506 of Regulation D promulgated thereunder.

8.           Reissuance of Securities.  The Company agrees to reissue certificates representing the Underlying Shares without the legends set forth in Sections 5(j) and 5(k) above, (a) at such time as the holder thereof is permitted to dispose of the Securities without volume or manner of sale restrictions pursuant to Rule 144 under the 1933 Act in the opinion of counsel reasonably satisfactory to the Company, or (b) upon resale subject to an effective registration statement after the resale of the shares of Common Stock and Common Stock underlying the Warrants is registered under the 1933 Act.  The Company agrees to cooperate with each Subscriber in connection with all resales pursuant to Rule 144 and to provide legal opinions at the Company’s expense necessary to allow such resales provided the Company and its counsel receive reasonably requested written representations from each Subscriber and its selling broker, if any.

9.           FINRA Member Firm Compensation.  The Company on the one hand, and each Subscriber on the other hand, agree to indemnify the other against and hold the other harmless from any and all liabilities to any persons claiming brokerage commissions other than Meyers Associates, L.P. on account of services purported to have been rendered on behalf of the indemnifying party in connection with this Agreement or the transactions contemplated hereby and arising out of such party’s actions.  However, Meyers Associates, L.P. may engage other FINRA registered firms and pay negotiated compensation to such selling group members. The Company shall pay the Placement Agent sales commission(s) equal to 10% of the gross proceeds from the sale of Units, as well as 3% non-accountable expense allowance.  The Placement Agent will also receive warrants to purchase up to 20% of the Units sold at $2.00 per Unit.  The Company will pay the Placement Agent a cash fee equal to 10% of the total cash proceeds received from the exercise of Warrants.

10.           Covenants of the Company.  At all times shares of Common Stock and Warrants remain outstanding, the Company covenants and agrees with the Subscribers as follows:

(a)           Reservation of Common Stock.  The Company undertakes to reserve from its authorized but unissued common stock, at all times Warrants remain outstanding, a number of Underlying Shares equal to the amount of Common Stock issuable upon exercise of the Warrants.

(b)           Confidentiality.  Subject to being named in the Company’s SEC filings as contemplated by the Registration Rights Agreement, the Company agrees that it will not disclose publicly or privately the identity of any Subscriber unless expressly agreed to in writing by that Subscriber or only to the extent required by law.

(c)           Reporting Requirements.  The Company will (i) cause its Common Stock to continue to be registered under Section 12(b) or 12(g) of the 1934 Act following the completion of the Offering, or (ii) comply in all respects with its reporting and filing obligations under the 1934 Act, (iii) comply with all reporting requirements that are applicable to an issuer with a class of shares registered pursuant to Section 15(d) of the 1934 Act, as applicable, and (iv) comply with all requirements related to any registration statement filed pursuant to this Agreement.  The Company will use its best efforts to not take any action or file any document (whether or not permitted by the 1933 Act or the 1934 Act or the rules thereunder) to terminate or suspend such registration or to terminate or suspend its reporting and filing obligations under said acts.  Until the earlier of the resale of the Shares and Underlying Shares by each Subscriber or at least one (1) year after the Warrants have been exercised, the Company will use reasonable efforts to continue the listing or quotation, if any, of the Common Stock on the Principal Market and will comply in all respects with the Company’s reporting, filing and other obligations under the bylaws or rules of the Principal Market.

(d)           Stop Orders.  Following effectiveness of the Registration Statement, the Company will advise the Subscribers, promptly after it receives notice of issuance by the SEC, any state securities commission or any other regulatory authority of any stop order or of any order preventing or suspending any offering of any securities of the Company, or of the suspension of the qualification of the Common Stock of the Company for offering or sale in any jurisdiction, or the initiation of any proceeding for any such purpose.

(e)           Use of Proceeds.  The proceeds received by the Company in the Offering will be used by the Company as set forth in the Memorandum under “Use of Proceeds”.

(f)           Taxes.  The Company will promptly pay and discharge, or cause to be paid and discharged, when due and payable, all material lawful taxes, assessments and governmental charges or levies imposed upon the income, profits, property or business of the Company; provided, however, that any such tax, assessment, charge or levy need not be paid if the validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company shall have set aside on its books adequate reserves with respect thereto; and provided, further, that the Company will pay all such material taxes, assessments, charges or levies forthwith upon the commencement of proceedings to foreclose any lien which may have attached as security therefor.

(g)           Insurance.  The Company is or will be insured by insurers of recognized financial responsibility against such material losses and risks and in such amounts as are prudent and customary in the businesses in which the Company is engaged. The Company has no current reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business.  The Company will keep its assets which are of an insurable character insured by financially sound and reputable insurers against loss or damage by fire, explosion and other risks customarily insured against by companies in the Company’s line of business, in amounts sufficient to prevent the Company from becoming a co-insurer and not in any event less than 100% of the insurable value of the property insured; and the Company will maintain, with financially sound and reputable insurers, insurance against other hazards and risks and liability to persons and property to the extent and in the manner customary for companies in similar businesses similarly situated and to the extent available on commercially reasonable terms.

(h)           Books and Records.  The Company will keep true records and books of account in which full, true and correct entries will be made of all dealings or transactions in relation to its business and affairs in accordance with generally accepted accounting principles applied on a consistent basis.

(i)           Governmental Authorities.  The Company shall duly observe and conform in all material respects to all valid requirements of governmental authorities relating to the conduct of its business or to its properties or assets.

(j)           Properties.  The Company will keep its properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needful and proper repairs, renewals, replacements, additions and improvements thereto; and the Company will at all times comply with each provision of all leases to which it is a party or under which it occupies property if the breach of such material provision could reasonably be expected to have a Material Adverse Effect.

11.           Covenants of the Company and Subscriber Regarding Indemnification.

(a)           The Company agrees to indemnify, hold harmless, reimburse and defend the Subscribers, the Subscribers’ officers, directors, agents, affiliates, control persons, and principal shareholders, against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Subscriber or any such person which results, arises out of or is based upon (i) any material misrepresentation by Company or breach of any warranty by Company in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by the Company of any covenant or undertaking to be performed by the Company hereunder, or any other agreement entered into by the Company and Subscriber relating hereto.

(b)           Each Subscriber agrees to indemnify, hold harmless, reimburse and defend the Company and each of the Company’s officers, directors, agents, affiliates, control persons, and principal shareholders against any claim, cost, expense, liability, obligation, loss or damage (including reasonable legal fees) of any nature, incurred by or imposed upon the Company or any such person which results, arises out of or is based upon (i) any material misrepresentation by such Subscriber in this Agreement or in any Exhibits or Schedules attached hereto, or other agreement delivered pursuant hereto; or (ii) after any applicable notice and/or cure periods, any breach or default in performance by such Subscriber of any covenant or undertaking to be performed by such Subscriber hereunder, or any other agreement entered into by the Company and Subscribers relating hereto.

12.           Miscellaneous.

(a)           Notices.  All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be either (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, electronic mail, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice.  Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to be received), (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, or (c) upon acknowledgment of by the recipient of receipt by electronic mail, whichever shall first occur.  The addresses for such communications shall be:

(i) if to the Company, to:	SignPath Pharma Inc.
1375 California Road
Quakertown, Pennsylvania 18951
Attention: Dr. Lawrence Helson
Tel: (215) 538-9996
Email: lhelson@comcast.com
With a copy to:	Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, N.Y. 10158
Attention: Elliot H. Lutzker, Esq.
Email: ehl@dhclegal.com
Fax: (212) 286-1884
(ii) if to the Subscribers,	to the address and facsimile number indicated on the signature pages hereto
With a copy to:	Meyers Associates, L.P.
45 Broadway, 2nd Floor
New York, N.Y. 10006
Attention: Bruce Meyers
Tel: (212) 742-4200
Email: eslitkin@meyersassociateslp.com
Fax: (212) 742-4222

(b)           Entire Agreement.  This Agreement and other documents delivered in connection herewith represent the entire agreement between the parties hereto with respect to the subject matter hereof and may be amended only by a writing executed by all parties.  Neither the Company nor the Subscribers have relied on any representations not contained or referred to in this Agreement and the documents delivered herewith, except as contained in the Reports.

(c)           Assignment.  No right or obligation of any party may be assigned by that party without the prior written consent of all other parties.  This Agreement will be binding on the successors and assigns of all parties hereto.

(d)           Counterparts.  This Agreement may be executed by facsimile transmission, and in counterparts, all of which together will be deemed one original.

(e)           Law Governing this Agreement.  This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.  All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of The City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

(f)           Waiver of Jury Trial

.  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 12(F).

(g)           Severability.  In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law.  Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

(g)           Headings.  All headings contained herein are inserted only for convenience and ease of reference and are not to be considered in the construction or interpretation of any provision of this Agreement.

[Signature page to follow]

 SIGNATURE PAGE TO SUBSCRIPTION AGREEMENT

In Witness Whereof, the parties have entered into this Agreement as of the date below.

Dated: __________, 2014                                                                 SignPath Pharma Inc.,
a Delaware corporation

By:________________________________
Lawrence Helson, M.D.
Chief Executive Officer

Name of Subscriber:  ______________________________________________________

Name of Authorized Signatory (if different from Subscriber):______________________

Title of Authorized Signatory: _______________________________________________

Signature of Authorized Signatory or Subscriber:________________________________

EIN or Social Security Number: _____________________________________________

Email Address of Subscriber:________________________________________________

Facsimile Number of Subscriber:_____________________________________________

Address for Notice to Subscriber:

Address for Delivery of Securities for Subscriber (if not same as address for notice):

Subscription Amount: $____________

Units:  ______________

ITEM IV

REGISTRATION RIGHTS AGREEMENT

THIS REGISTRATION RIGHTS AGREEMENT (this “Agreement”) is made effective as of November 24, 2014, by and among SignPath Pharma Inc., a Delaware corporation (the “Company”), and the investors signatory hereto (each a “Purchaser” and collectively, the “Purchasers”).

RECITALS

WHEREAS, each Purchaser has executed and delivered to the Company a Subscription Agreement dated November 24, 2014, by and between the Company and each Purchaser, dated the date hereof (the “Subscription Agreement”), to purchase Units (the “Offering”), at $1,000 stated value, each Unit consisting of one share of the Company’s Series D Convertible Preferred Stock, $.10 par value (“Preferred Stock”) with each share convertible into 500 shares of the Company’s Common Stock $.001 par value, at a conversion price of $2.00 per Share, and Class C Warrants (the “Warrants”) to purchase an aggregate of 125 shares of Common Stock at $3.00 per share (the “Common Stock”); and

WHEREAS, as a condition of the Subscription Agreement, the Company is required to execute and deliver this Agreement to the Purchasers to provide for certain registration rights with respect to Common Stock and shares of Common Stock underlying the Preferred Stock and Warrants (“Underlying Shares”) upon the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of these premises and the mutual promises and covenants hereinafter set forth and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.           Definitions.  In addition to the terms defined elsewhere in this Agreement, the following capitalized terms shall have the following meanings. Capitalized terms used and not otherwise defined herein that are defined in the Subscription Agreement shall have the meanings given such terms in the Subscription Agreement.

“Business Day” means any day other than a Saturday, Sunday or legal holiday in the State of New York.

“Effectiveness Date” means, with respect to the Registration Statement to be filed pursuant to Section 2(a), the earlier of (a) the 120th business day from the date on which such Registration Statement is filed, and (b) the date on which the SEC declares the Registration Statement effective.

“Effectiveness Period” is defined in Section 2(a).

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Filing Date” means, with respect to the Registration Statement to be filed pursuant to Section 2(a) within 60 days from the final Closing date of the Offering.

“Holder” or “Holders” means the holder or holders, as the case may be, from time to time of Registrable Securities (including any permitted assignee).

“Holders’ Representative” means Meyers Associates L.P., or any other person that has been appointed by the Holders of a majority of the Registrable Securities to act as representative of the Holders for purposes of this Agreement.

“Indemnified Party” is defined in Section 5(c).

“Indemnifying Party” is defined in Section 5(c).

“Losses” is defined in Section 5(a).

“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

“Proceeding” means an action, claim, suit, investigation or proceeding (including, without limitation, an investigation or partial proceeding, such as a deposition), whether commenced or threatened.

“Prospectus” means the prospectus included in the Registration Statement (including, without limitation, a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

“Registrable Securities” means (i) the shares of Common Stock issuable upon the conversion of any share of Preferred Stock previously sold or sold in this Offering pursuant to a Subscription Agreement, (ii) Underlying Shares issuable upon any exercise of Class A, B, C and D Warrants, (iii) the shares of Common Stock registered on Form S-1 (No. 333-169386, declared effective October 14, 2010), and (iv) any shares issued upon any stock split, dividend or other distribution, recapitalization or similar event with respect to the foregoing; provided, that the Company shall have the right to reduce the number of Registrable Securities if in the reasonable opinion of counsel to the Company, the Registration Statement could not be declared effective by the SEC without such reduction as a result of SEC guidance pursuant to Rule 415 promulgated under the Securities Act.  Any such reduction shall be pro rata among all Holders. In addition, Registrable Securities shall also include any shares of Common Stock issuable pursuant to Section 2(b) of this Agreement.

“Registration Statement” means the registration statements required to be filed hereunder, including (in each case) the Prospectus, amendments and supplements to the registration statement or Prospectus, including pre- and post-effective amendments, all exhibits thereto, and all material incorporated by reference or deemed to be incorporated by reference in the registration statement.

“Rule 144” means Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 415” means Rule 415 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“Rule 424” means Rule 424 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar Rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Selling Shareholder Questionnaire” is defined in Section 2(e).

“Trading Day” means (i) a day on which Common Stock is traded or quoted on a Trading Market, or (ii) if Common Stock is not traded or quoted on a Trading Market, a day on which Common Stock is quoted in the over-the-counter market as reported by the National Quotation Bureau Incorporated (or any similar organization or agency succeeding to its functions of reporting price); provided, that in the event that Common Stock is not traded or quoted as set forth in (i), and (ii) hereof, that Trading Day shall mean a Business Day.

“Trading Market” means the following markets or exchanges on which Common Stock is listed or quoted for trading on the date in question: the NASDAQ Capital Market, the NYSE EuroNext, the NYSE MKT, LLC, the NASDAQ Global Market, the NASDAQ Global Select Market or the OTC Bulletin Board.

2.           Registration.

(a)           Required Registration.  No later than the Filing Date, the Company shall prepare and file with the SEC the Registration Statement covering the resale of all of the Registrable Securities which a Holder has requested to be included in such Registration Statement (subject to the proviso set forth in the definition of “Registrable Securities” above) and for which such Holder has provided the Company with a completed Selling Shareholder Questionnaire, which offering shall be made on a continuous basis pursuant to Rule 415. The Registration Statement shall be on Form S-1 (or other applicable form at the discretion of the Company). The Registration Statement shall contain (except if otherwise directed by the Holders) the “Plan of Distribution” substantially in the form attached hereto as Annex A (which may be modified as required by the Securities Act and the rules and regulations thereunder and to respond to comments, if any, received from the SEC).  The Company shall cause the Registration Statement to be declared effective under the Securities Act prior to the Effectiveness Date and shall use its commercially reasonable efforts to keep the Registration Statement continuously effective under the Securities Act until the date when all Registrable Securities covered by the Registration Statement (a) have been sold pursuant to the Registration Statement or an exemption from the registration requirements of the Securities Act or (b) may be sold without any volume or manner of sale restrictions pursuant to Rule 144 (the “Effectiveness Period”).

(b)           Sufficient Number of Shares Registered. In the event the number of shares of Common Stock covered under a Registration Statement filed pursuant to Section 2(a) is insufficient to cover all of the Registrable Securities which such Registration Statement is required to cover (subject to the proviso set forth in the definition of “Registrable Securities” above), the Company shall use its best efforts to amend the Registration Statement, or file a new Registration Statement, or both, so as to cover at least 100% of the Registrable Securities, in each case, as soon as practicable.  The Company shall use its commercially reasonable efforts to cause such amendment and/or new Registration Statement to become effective as soon as practicable following the filing thereof.

(c)           Participation in Underwritten Registrations.  No Holder may participate in any underwritten registration with respect to the Registrable Securities unless such Holder completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents reasonably required under the terms of such underwriting agreements.

(d)           Other Requirements.  In connection with any Registration Statement under Section 2(a), Holders whose Registrable Securities are included therein shall provide such information and shall execute and deliver to the Company such documents, including, but not limited to, a selling shareholder questionnaire in customary form and substance reasonably satisfactory to the Company (“Selling Shareholder Questionnaire”), as the Company may reasonably request in order to effect such registration pursuant to this Agreement and in accordance with applicable securities laws.

(e)           Piggy-Back Registrations.  If at any time during the Effectiveness Period there is not an effective Registration Statement covering all of the Registrable Securities and the Company shall determine to prepare and file with the Commission a registration statement relating to an offering for its own account or the account of others under the Securities Act of any of its equity securities, other than on Form S-4 or Form S-8 (each as promulgated under the Securities Act) or their then equivalents relating to equity securities to be issued solely in connection with any acquisition of any entity or business or equity securities issuable in connection with the stock option or other employee benefit plans, then the Company shall send to each Holder a written notice of such determination and, if within fifteen (15) days after the date of such notice, any such Holder shall so request in writing, the Company shall include in such registration statement all or any part of such Registrable Securities such Holder requests to be registered, subject to customary underwriter cutbacks applicable to all holders of registration rights on a pro rata basis, provided that if at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register or to delay registration of such securities, the Company may, at its election, give written notice of such determination to such Holder and, thereupon, (i) in the case of a determination not to register, shall be relieved of its obligation to register any Registrable Securities in connection with such registration (but not from its obligation to pay expenses in accordance with Section 4 hereof), and (ii) in the case of a determination to delay registering, shall be permitted to delay registering any Registrable Securities being registered pursuant to this Section for the same period as the delay in registering such other securities.  Notwithstanding the foregoing, the Company shall not be required to register any Registrable Securities pursuant to this Section that are eligible for resale pursuant to Rule 144(b) promulgated under the Securities Act or that are the subject of a then effective Registration Statement.  Notwithstanding the foregoing, nothing herein shall be construed of relieving the Company of its obligations under this Agreement.

(f)           Damages.  If: (i) the Registration Statement is not filed on or prior to the Filing Date, or (ii) the Company fails to file with the SEC a request for acceleration of the Registration Statement in accordance with Rule 461 promulgated by the SEC pursuant to the Securities Act, within five (5) Trading Days of the date that the Company is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review, or (iii) the Registration Statement is not declared effective by the SEC by the Effective Date (any such failure or breach being referred to as an “Event”, and for purposes of clauses (i) and (iii) the date on which such Event occurs, and for purpose of clause (ii) the date on which such five (5) Trading Day period is exceeded, being referred to as “Event Date”), then, in addition to any other rights the Holders may have hereunder or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date (if the applicable Event shall not have been cured by such date) until the applicable Event is cured, the Company shall pay to each Holder an amount in cash or Common Stock, at the Company’s option,  or a combination thereof as damages and not as a penalty, equal to 2% of the aggregate purchase price paid by such Holder pursuant to the Subscription Agreement for any unregistered Registrable Securities then held by such Holder, which amount shall be payable within five (5) calendar days of the first monthly anniversary of each such Event Date (on a pro rata basis for partial months) and each monthly anniversary thereafter (if the applicable Event shall not have been cured by such date) for up to six (6) months from the Event Date, exclusive of any delays caused by the Purchaser’s failure to provide and satisfy any requests of the SEC.  The number of shares of Common Stock issuable in lieu of cash hereunder shall be equal to A divided by B, in which A equals the dollar amount of accrued and payable partial liquidated damages to be paid in shares of Common Stock and B equals either (i) the average of the closing price on the Trading Market for the ten (10) Trading Days immediately preceding the date of payment of such partial liquidated damages or (ii) should there be no relevant Trading Market, the fair market value of a share of Common Stock as determined by the Board of Directors of the Company.  Except as otherwise provided herein, if at any time the Company pays partial damages partially in cash and partially in shares of Common Stock, then such payment shall be distributed ratably among the Holders based upon the Subscription Amount paid by each Holder.

3.           Registration Procedures.  In connection with the Company’s registration obligations hereunder, the Company shall use commercially reasonable efforts to:

(a)           Not less than three (3) Trading Days prior to the filing of the Registration Statement or of any related Prospectus or any amendment or supplement thereto, (i) furnish to the Holders’ Representative copies of all such documents substantially in the form proposed to be filed (including documents incorporated or deemed incorporated by reference to the extent requested by such Person) which documents will be subject to the review of the Holders’ Representative, and (ii) subject, if appropriate, to the execution of confidentiality agreements in form acceptable to the Company, cause its officers and directors, counsel and independent certified public accountants to respond to such inquiries as shall be necessary, in the reasonable opinion of respective counsel to conduct a reasonable investigation within the meaning of the Securities Act.

(b)           (i) Prepare and file with the SEC such amendments, including post-effective amendments, to the Registration Statement and the Prospectus used in connection therewith as may be necessary to keep the Registration Statement continuously effective as to the applicable Registrable Securities for the Effectiveness Period; (ii) cause the related Prospectus to be amended or supplemented by any required Prospectus supplement, and as so supplemented or amended to be filed pursuant to Rule 424; (iii) respond as promptly as reasonably practicable to any comments received from the SEC with respect to the Registration Statement or any amendment thereto and, as promptly as reasonably practicable, upon request, provide the Holders’ Representative true and complete copies of all correspondence from and to the SEC relating to the Registration Statement (subject, if appropriate, to the execution of confidentiality agreements in form acceptable to the Company); and (iv) cause the Registration Statement to be declared effective with five (5) business days after receipt of a “no review” by the SEC.

(c)           Notify the Holders of Registrable Securities to be sold as promptly as reasonably possible (and, in the case of (i)(A) below, not less than three (3) Trading Days prior to such filing) and (if requested by any such Person) confirm such notice in writing promptly following the day (i)(A) when a Prospectus or any Prospectus supplement or post-effective amendment to the Registration Statement is proposed to be filed; (B) when the SEC notifies the Company whether there will be a “review” of the Registration Statement and whenever the SEC comments in writing on the Registration Statement (the Company shall upon request provide true and complete copies thereof and all written responses thereto to the Holders’ Representative, subject, if appropriate, to the execution of confidentiality agreements in form acceptable to the Company); and (C) with respect to the Registration Statement or any post-effective amendment, when the same has become effective; (ii) of any request by the SEC or any other federal or state governmental authority during the period of effectiveness of the Registration Statement for amendments or supplements to the Registration Statement or Prospectus or for additional information; (iii) of the issuance by the SEC or any other federal or state governmental authority of any stop order suspending the effectiveness of the Registration Statement covering any or all of the Registrable Securities or the initiation of any Proceedings for that purpose; (iv) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registrable Securities for sale in any jurisdiction, or the initiation or threatening of any Proceeding for such purpose; and (v) of the occurrence of any event or passage of time that makes the financial statements included in the Registration Statement ineligible for inclusion therein or any statement made in the Registration Statement or Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires any revisions to the Registration Statement, Prospectus or other documents so that, in the case of the Registration Statement or the Prospectus, as the case may be, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(d)           Avoid the issuance of, or, if issued, obtain the withdrawal of (i) any order suspending the effectiveness of the Registration Statement, or (ii) any suspension of the qualification (or exemption from qualification) of any of the Registrable Securities for sale in any jurisdiction, at the earliest practicable moment.

(e)           Promptly deliver to each Holder no later than five (5) business days after the Effectiveness Date, without charge, two (2) copies of the Prospectus or Prospectuses (including each form of prospectus) and each amendment or supplement thereto (and, upon the request of the Holder such additional copies as such Persons may reasonably request in connection with resales by the Holder of Registrable Securities).  The Company hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders in connection with the offering and sale of the Registrable Securities covered by such Prospectus and any amendment or supplement thereto, except after the giving of any notice pursuant to Section 3(c)(ii)-(v).

(f)           Prior to any resale of Registrable Securities by a Holder, use its commercially reasonable efforts to register or qualify or cooperate with the selling Holders in connection with the registration or qualification (or exemption from the registration or qualification) of such Registrable Securities for the resale by the Holder under the securities or Blue Sky laws of such jurisdictions within the United States as any Holder reasonably requests in writing, to keep such registration or qualification (or exemption therefrom) effective during the Effectiveness Period and to do any and all other acts or things reasonably necessary to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it is not then so qualified, subject the Company to any material tax in any such jurisdiction where it is not then so subject or file a general consent to service of process in any such jurisdiction.

(g)           If requested by the Holders, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be delivered to a transferee pursuant to the Registration Statement, which certificates shall be free, to the extent permitted by the Subscription Agreement, of all restrictive legends, and to enable such Registrable Securities to be in such denominations and registered in such names as any such Holders may request.

(h)           Upon the occurrence of any event contemplated by Section 3(c), as promptly as reasonably possible under the circumstances taking into account the Company’s good faith assessment of any adverse consequences to the Company and its stockholders of the premature disclosure of such event, prepare and file a supplement or amendment, including a post-effective amendment, to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, and file any other required document so that, as thereafter delivered, neither the Registration Statement nor such Prospectus will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company will use, in good faith, its commercially reasonable best efforts to ensure that the use of the Prospectus may be resumed as promptly as is practicable.  In accordance with the provisions of Section 6(o), the Company shall be entitled to exercise its right under this Section 3(h) to suspend the availability of a Registration Statement and Prospectus.

(i)           Comply in all material respects with all applicable rules and regulations of the SEC relating to the registration of the Registrable Securities pursuant to the Registration Statement or otherwise.

(j)           The Company shall not be required to include in any Registration Statement the Registrable Securities of any Holder that does not complete a Selling Shareholder Questionnaire.

(k)           Make all documents, files, books, records, officers, directors and employees of the Company reasonably available to the Holders’ Representative, one legal counsel to the Holder and one firm of accountants retained by the Holders (collectively, the “Inspectors”), and make such other accommodations as are reasonably necessary for the Inspectors, if any, to perform a due diligence review of the Company; provided, however, that all such information (“Confidential Information”) will be kept confidential and not utilized by the Inspectors except as contemplated herein and except as required by law or court order.  The term Confidential Information also includes any information included in a draft Registration Statement or any related Prospectus or any amendment or supplement thereto provided to a Holder pursuant to Section 3(a); for the avoidance of doubt, however, the Company shall not furnish to Holders, without their prior approval, any information that constitutes or might constitute material, non-public information.  The term Confidential Information does not include information that (a) is already in possession of such other party (other than that which is subject to another confidentiality agreement or unless obtained from a third party where the receiving party knows that the third party was subject to a confidentiality agreement), (b) becomes generally available to the public other than by disclosure in violation of this Agreement or any other agreement to which a Holder is a party, or (c) becomes available on a non-confidential basis from a source other than the Company unless obtained from a third party where the receiving party knows that the third party was subject to a confidentiality agreement.  Each Holder agrees that it shall, upon learning that disclosure of such Confidential Information is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, the information deemed confidential.

(l)           Hold in confidence and not make any disclosure of information concerning any Holder provided to the Company unless (a) such information is already in possession of the Company, (b) such information becomes available to the Company on a non-confidential basis from a person other than such Holder who is not known by the Company to be otherwise bound by a confidentiality or comparable agreement with such Holder, (c) disclosure of such information is necessary to comply with federal or state securities laws, (d) the disclosure of such information is necessary to avoid or correct a misstatement or omission in any Registration Statement or Prospectus, (e) the release of such information is ordered pursuant to a subpoena or other final, non-appealable order from a court or governmental body of competent jurisdiction, (f) such information has been made generally available to the public other than by disclosure in violation of this Agreement or any other agreement to which the Company is a party, or (g) such Holder consents to the form and content of any such disclosure (the Holders shall be deemed to consent to the inclusion of any information provided in the Selling Shareholder Questionnaire, in the Registration Statement, any Prospectus related thereto, and any amendments or supplements thereto).  The Company agrees that it shall, upon learning that disclosure of such information concerning any Holder is sought in or by a court or governmental body of competent jurisdiction or through other means, give prompt written notice to such Holder and allow such Holder, at the Holder’s expense, to undertake appropriate action to prevent disclosure of, or to obtain a protective order for, such information.

(m)           File the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder so long as the Holders own any Registrable Securities, but in no event longer than two (2) years; provided, however, the Company may delay any such filing but only pursuant to Rule 12b-25 under the Exchange Act, and the Company shall use commercially reasonable efforts to take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 under the Securities Act, or (b) any similar rule or regulation hereafter adopted by the SEC. Upon the request of any Holder of Registrable Securities, the Company will deliver to such Holder a written statement as to whether it has complied with such requirements.

4.           Registration Expenses.  All fees and expenses incident to the performance of or compliance with this Agreement by the Company (including, without limitation, fees and expenses of one counsel for the Holders’ Representative with respect to the review of the Registration Statement, “Holders’ Representative Counsel”) shall be borne by the Company whether or not any Registrable Securities are sold pursuant to the Registration Statement, other than fees and expenses of counsel (other than the Holders’ Representative Counsel referenced above) or any other advisor retained by the Holders and discounts, fees and commissions with respect to the sale of any Registrable Securities by the Holders. The fees and expenses to referred to in the foregoing sentence to be borne by the Company shall include, without limitation, (i) all registration and filing fees (including, without limitation, fees and expenses (A) with respect to filings required to be made with the Trading Market on which Common Stock is then listed for trading, and (B) to effect compliance with applicable state securities or Blue Sky laws), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities and of printing Prospectuses), (iii) fees and disbursements of counsel for the Company, (iv) Securities Act liability insurance, if the Company so desires such insurance, and (v) fees and expenses of all other Persons retained by the Company in connection with the consummation of the transactions contemplated by this Agreement.  In addition, the Company shall be responsible for all of its internal expenses incurred in connection with the consummation of the transactions contemplated by this Agreement (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expense of any annual audit and the fees and expenses incurred in connection with the listing of the Registrable Securities on any securities exchange or other trading market as required hereunder.

5.           Indemnification

(a)           Indemnification by the Company. The Company shall, notwithstanding any termination of this Agreement, indemnify and hold harmless each Holder, the officers, directors, agents and employees of each of them, each Person who controls any such Holder (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) and the officers, directors, agents and employees of each such controlling Person, to the fullest extent permitted by applicable law, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, reasonable attorneys’ fees) and expenses (including the cost (including without limitation, reasonable attorneys’ fees) and expenses relating to an Indemnified Party’s actions to enforce the provisions of this Section 5) (collectively, “Losses”), as incurred, to the extent arising out of or relating to any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus or any form of prospectus or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading, except to the extent, but only to the extent, that (1) such untrue (or alleged untrue) statements or omissions (or alleged omissions) are based solely upon information regarding such Holder furnished (or in the case of an omission, results from the failure of such Holder to fully or accurately complete the Selling Shareholder Questionnaire) in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and which proposed method was reviewed by such Holder expressly for use in the Registration Statement, such Prospectus or such form of Prospectus or in any amendment or supplement thereto (it being understood that the Holder has reviewed Annex A hereto for this purpose), (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c), or (3) the failure of the Holder to deliver a Prospectus as amended or supplemented prior to the confirmation of a sale.  The Company shall notify the Holders promptly of the institution, threat or assertion of any Proceeding of which the Company is aware in connection with the transactions contemplated by this Agreement.

(b)           Indemnification by Holders. Each Holder shall, severally and not jointly, indemnify and hold harmless the Company, its directors, officers, agents and employees, each Person who controls the Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the directors, officers, agents or employees of such controlling Persons, to the fullest extent permitted by applicable law, from and against all Losses, as incurred, to the extent arising out of or based upon: (x) such Holder’s failure to comply with the prospectus delivery requirements of the Securities Act or (y) any untrue or alleged untrue statement of a material fact contained in any Registration Statement, any Prospectus, or any form of prospectus, or in any amendment or supplement thereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of the Prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading (i) to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is contained in any information so furnished (or in the case of an omission, results from the failure of such Holder to fully or accurately complete the Selling Shareholder Questionnaire) in writing by or on behalf of such Holder to the Company specifically for inclusion in the Registration Statement or such Prospectus or (ii) to the extent that (1) such untrue statements or omissions are based solely upon information regarding such Holder furnished (or in the case of an omission, results from the failure of such Holder to fully or accurately complete the Selling Shareholder Questionnaire) in writing to the Company by or on behalf of such Holder expressly for use therein, or to the extent that such information relates to such Holder or such Holder’s proposed method of distribution of Registrable Securities and which proposed method was reviewed by such Holder expressly for use in the Registration Statement (it being understood that the Holder has reviewed Annex A hereto for this purpose), such Prospectus or such form of Prospectus or in any amendment or supplement thereto, or (2) in the case of an occurrence of an event of the type specified in Section 3(c)(ii)-(v), the use by such Holder of an outdated or defective Prospectus after the Company has notified such Holder in writing that the Prospectus is outdated or defective and prior to the receipt by such Holder of the Advice contemplated in Section 6(c), or (3) the failure of the Holder to deliver a Prospectus as amended or supplemented prior to the confirmation of a sale. In no event shall the liability of any selling Holder hereunder be greater in amount than the gross proceeds received by the Holder with respect to the sale of its Registrable Securities giving rise to such indemnification obligation.

(c)           Conduct of Indemnification Proceedings. If any Proceeding shall be brought or asserted against any Person entitled to indemnity hereunder (an “Indemnified Party”), such Indemnified Party shall promptly notify the Person from whom indemnity is sought (the “Indemnifying Party”) in writing, and the Indemnifying Party shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Indemnified Party and the payment of all fees and expenses incurred in connection with defense thereof; provided, that the failure of any Indemnified Party to give such notice shall not relieve the Indemnifying Party of its obligations or liabilities pursuant to this Agreement, except (and only) to the extent that such failure shall have materially prejudiced the Indemnifying Party.

An Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in (but not control) the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or Parties unless: (1) the Indemnifying Party has agreed in writing to pay such fees and expenses; (2) the Indemnifying Party shall have failed to assume the defense of such Proceeding in a timely manner and to employ counsel reasonably satisfactory to such Indemnified Party in any such Proceeding; or (3) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and the Indemnifying Party, and such Indemnified Party shall have been advised by counsel in writing that a conflict of interest would exist if the same counsel were to represent such Indemnified Party and the Indemnifying Party (in which case, if such Indemnified Party notifies the Indemnifying Party in writing that it elects to employ separate counsel at the expense of the Indemnifying Party, the Indemnifying Party shall not have the right to assume the defense thereof and the reasonable fees and expenses of one separate counsel for all Indemnified Parties in any matters related on a factual basis shall be at the expense of the Indemnifying Party). The Indemnifying Party shall not be liable for any settlement of any such Proceeding affected without its written consent, not to be unreasonably withheld. No Indemnifying Party shall, without the prior written consent of the Indemnified Party, effect any settlement of any pending Proceeding in respect of which any Indemnified Party is a party, unless such settlement includes an unconditional release of such Indemnified Party from all liability on claims that are the subject matter of such Proceeding.

All reasonable fees and expenses of the Indemnified Party (including reasonable fees and expenses to the extent incurred in connection with investigating or preparing to defend such Proceeding in a manner not inconsistent with this Section) shall be paid to the Indemnified Party, as incurred, within fifteen (15) Business Days of written notice thereof to the Indemnifying Party; provided, that the Indemnified Party shall promptly reimburse the Indemnifying Party for that portion of such fees and expenses applicable to such actions for which such Indemnified Party is not entitled to indemnification hereunder, determined based upon the relative faults of the parties.

(d)           Contribution. If a claim for indemnification under Section 5(a) or Section 5(b) is unavailable to an Indemnified Party (by reason of public policy or otherwise), then each Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses, in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party and Indemnified Party in connection with the actions, statements or omissions that resulted in such Losses as well as any other relevant equitable considerations. The relative fault of such Indemnifying Party and Indemnified Party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission of a material fact, has been taken or made by, or relates to information supplied by, such Indemnifying Party or Indemnified Party, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such action, statement or omission. The amount paid or payable by a party as a result of any Losses shall be deemed to include, subject to the limitations set forth in Section 5(c), any reasonable attorneys’ or other reasonable fees or expenses incurred by such party in connection with any Proceeding to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section was available to such party in accordance with its terms.

(e)           The parties hereto agree that it would not be just and equitable if contribution pursuant to Section 5(d) were determined by pro rata allocation or by any other method of allocation that does not take into account the equitable considerations referred to in Section 5(d).  Notwithstanding the provisions of Section 5(d), no Holder shall be required to indemnify or contribute, in the aggregate, pursuant to this Article 5, any amount in excess of the amount by which the proceeds actually received by such Holder from the sale of the Registrable Securities subject to the Proceeding exceeds the amount of any damages that such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission, except in the case of fraud by such Holder. The indemnity and contribution agreements contained in this Section are in addition to any liability that the Indemnifying Parties may have to the Indemnified Parties.  No party guilty of fraudulent misrepresentation pursuant to Section 11(f) of the Securities Act shall be entitled to contribution from any other party.

6.           Miscellaneous.

(a)           Remedies.  In the event of a breach by the Company or by a Holder of any of their obligations under this Agreement, each Holder or the Company, as the case may be, in addition to being entitled to exercise all rights granted by law and under this Agreement will be entitled to specific performance of its rights under this Agreement.  The Company and each Holder agree that monetary damages would not provide adequate compensation for any losses incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

(b)           Compliance. Each Holder covenants and agrees that it will comply with the prospectus delivery requirements of the Securities Act as applicable to it in connection with sales of Registrable Securities pursuant to the Registration Statement.

(c)           Discontinued Disposition. Each Holder agrees by its acquisition of such Registrable Securities that, upon receipt of a notice from the Company of the occurrence of any event of the kind described in Section 3(c)(ii)-(v), such Holder will forthwith discontinue disposition of such Registrable Securities under the Registration Statement until such Holder’s receipt of the copies of the supplemented Prospectus and/or amended Registration Statement or until it is advised in writing (the “Advice”) by the Company that the use of the applicable Prospectus may be resumed, and, in either case, has received copies of any additional or supplemental filings that are incorporated or deemed to be incorporated by reference in such Prospectus or Registration Statement.  The Company may provide appropriate stop orders to enforce the provisions of this paragraph.

(d)           Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the same shall be in writing and signed by the Company and the Holders of at least sixty-six percent (66%) of the then outstanding Registrable Securities (assuming the exercise of all Warrants and conversion of the Preferred Shares, regardless of whether such securities have been exercised or converted), whereupon such amendment, modification, supplement or waiver shall be binding on all Holders; provided, however, that no consideration shall be offered or paid to any Holder to amend or consent to a waiver or modification of any provision of this Agreement unless the same consideration (on a pro-rata basis) is also offered to all of the Holders under this Agreement.

(e)           Notices. All notices that are required or may be given pursuant to this Agreement must be in writing and delivered personally, by a recognized courier service, by a recognized overnight delivery service, or by registered or certified mail, postage prepaid, to the parties at the following addresses (or to the attention of such other person or such other address as any party may provide to the other parties by notice in accordance with this section):

If to the Company:

SignPath Pharma Inc.
1375 California Road
Quakertown, Pennsylvania 18951
Attention: Dr. Lawrence Helson
Tel: (212) 538-9996
Email: lhelson@comcast.com

With a copy to:

Davidoff Hutcher & Citron LLP
605 Third Avenue, 34th Floor
New York, NY 10158
Attention: Elliot H. Lutzker, Esq.
Telephone: (646) 428-3210
Email: ehl@dhclegal.com

If to a Purchaser:

At the address indicated on the signature page for such Purchaser

Any such notice or other communication will be deemed to have been given and received (whether actually received or not) on the day it is personally delivered or delivered by courier or overnight delivery service or, if mailed, when actually received.

(f)           Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon each of the parties and their respective successors and permitted assigns.

(g)           Execution and Counterparts. This Agreement may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original and, all of which taken together shall constitute one and the same Agreement. In the event that any signature is delivered by facsimile transmission, such signature shall create a valid binding obligation of the party executing (or on whose behalf such signature is executed) the same with the same force and effect as if such facsimile signature were the original thereof.

(h)           Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Delaware without regard to the conflicts of laws principles thereof. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.  All actions arising out of or relating to this Agreement shall be heard and determined exclusively in any New York federal court sitting in the Borough of Manhattan of The City of New York; provided, however, that if such federal court does not have jurisdiction over such action, such action shall be heard and determined exclusively in any New York state court sitting in the Borough of Manhattan of the City of New York.  Consistent with the preceding sentence, the parties hereto hereby (a) submit to the exclusive jurisdiction of any federal or state court sitting in the Borough of Manhattan of The City of New York for the purpose of any action arising out of or relating to this Agreement brought by any party hereto and (b) irrevocably waive, and agree not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of the above-named courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, that the venue of the action is improper, or that this Agreement or the transactions contemplated by this Agreement may not be enforced in or by any of the above-named courts.

(i)           Waiver of Jury Trial  EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT.  EACH OF THE PARTIES HERETO HEREBY (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 6(i).

(j)           Cumulative Remedies.  Subject to the first sentence of Section 6(a), the remedies provided herein are cumulative and not exclusive of any remedies provided by law.

(k)           Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their commercially reasonable efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(l)           Interpretation. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.  References to Sections mean Sections of this Agreement unless otherwise stated.  Any term defined in this Agreement shall be deemed to include derivations of such term (e.g., the term “Indemnified Party” shall include “Indemnified Parties”).

(m)           Independent Nature of Purchasers’ Obligations and Rights. The obligations of each Purchaser hereunder is several and not joint with the obligations of any other Purchaser hereunder, and no Purchaser shall be responsible in any way for the performance of the obligations of any other Purchaser hereunder.  Nothing contained herein or in any other agreement or document delivered at any closing, and no action taken by any Purchaser pursuant hereto or thereto, shall be deemed to constitute the Purchasers as a partnership, an association, a joint venture or any other kind of entity, or create a presumption that the Purchasers are in any way acting in concert with respect to such obligations or the transactions contemplated by this Agreement. Each Purchaser shall be entitled to independently protect and enforce its rights, including without limitation the rights arising out of this Agreement, and it shall not be necessary for any other Purchaser to be joined as an additional party in any proceeding for such purpose.  EACH PURCHASER REPRESENTS THAT IS HAS BEEN REPRESENTED BY ITS OWN SEPARATE LEGAL COUNSEL IN ITS REVIEW AND NEGOTIATION OF THIS AGREEMENT.  The Company has elected to provide all Purchasers with the same terms and documents for the convenience of the Company and not because it was required to do so by the Purchasers.

(n)           Assignment of Registration Rights. The rights of any Holder under this Agreement shall be automatically assignable by such Holder to any transferee of all or any portion of Registrable Securities (other than pursuant to a public sale or Rule 144) if: (1) such Holder agrees in writing with the transferee or assignee to assign such rights, and a copy of such agreement is furnished to the Company promptly after such assignment; (2) the Company is, promptly after such transfer or assignment, furnished with written notice of (i) the name and address of such transferee or assignee, and (ii) the securities with respect to which such registration rights are being transferred or assigned; and (3) at or before the time the Company receives the written notice contemplated by clause (2) of this sentence the transferee or assignee agrees in writing with the Company to be bound by all of the provisions contained herein.

(o)           Deferral Period.  With respect to any Registration Statement filed or to be filed pursuant to Section 2, if the Company determines that, in its good faith judgment, it would (because of the existence of, or in reasonable anticipation of, any acquisition or corporate reorganization or other transaction, financing activity, stock repurchase or other material development involving the Company or any subsidiary, or the unavailability for reasons beyond the Company’s control of any required financial statements or other material information, or any other event or condition material to the Company or any subsidiary) be materially disadvantageous to the Company to proceed with such Registration Statement or that the Company is required by applicable law, rules or regulations not to proceed with the Registration Statement or to suspend its effectiveness (a “Material Development Condition”), then the Company shall, notwithstanding any other provisions of this Agreement, be entitled, upon the giving of a written notice that a Material Development Condition has occurred (a “Delay Notice”) from an officer of the Company to the Holders’ Representative, as the representative of the Purchasers, (i) to cause sales of Registrable Securities by the Purchasers pursuant to such Registration Statement to cease, (ii) to cause such Registration Statement to be withdrawn and the effectiveness of such Registration Statement suspended, or (iii) in the event no such Registration Statement has yet been filed or declared effective, to delay filing or effectiveness of any such Registration Statement until, in the good faith judgment of the Company, such Material Development Condition shall be disclosed or no longer exists (notice of which the Company shall promptly deliver to the Holders’ Representative, as the representative of the Purchasers).  Notwithstanding the foregoing provisions of this Section 6(o), in the event a Registration Statement is filed and subsequently withdrawn by reason of any existing or anticipated Material Development Condition as provided above, the Company shall use commercially reasonable efforts to cause a new Registration Statement covering the Registrable Securities to be filed with the SEC as soon as reasonably practicable, but no later than the expiration of ninety (90) days from the Delay Notice.

(p)           Entire Agreement.  This Agreement, any annexes hereto and any writings incorporated herein by reference set forth the entire understanding of the parties hereto with respect to the subject matter hereof. The recitals hereto are a material part of this Agreement and are incorporated in this Agreement by reference as if fully set forth herein.

(q)           No Piggyback on Registrations.  Neither the Company nor any of its security holders (other than the Holders in such capacity pursuant hereto) may include securities of the Company in the initial Registration Statement other than the Registrable Securities, and the Company shall not, during the period beginning on the date hereof and ending on the Trading Day immediately following the actual effective date of such initial Registration Statement, enter into any agreement providing any such right to any of its security holders. Notwithstanding the foregoing, however, the Company may grant piggyback registration rights to third parties during the aforementioned period; provided, however, that such rights would expressly exclude the initial Registration Statement contemplated by this Agreement. The Company shall not file any other registration statements until the initial Registration Statement required hereunder is declared effective by the Commission.

(r)           No Inconsistent Agreements. The Company has entered, as of the date hereof, nor shall the Company, on or after the date of this Agreement, enter into any agreement with respect to its securities, that would have the effect of impairing the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof.  Except as disclosed in the Offering Documents, neither the Company nor any of its subsidiaries has previously entered into any agreement granting any registration rights with respect to any of its securities to any person that have not been satisfied in full.

[Signatures follow]

IN WITNESS WHEREOF, the parties have executed this Registration Rights Agreement as of the date first written above.

SIGNPATH PHARMA INC.

By:
Lawrence Helson, M.D.
Chief Executive Officer

(SUBSCRIBER’S SIGNATURE PAGE TO REGISTRATION RIGHTS AGREEMENT)

Name of Subscriber:  ______________________________________________________

Name of Authorized Signatory (if different from Subscriber):_______________________

Title of Authorized Signatory: _______________________________________________

Signature of Authorized Signatory or Subscriber:________________________________

EIN or Social Security Number: _____________________________________________

Email Address of Subscriber:_________________________________________________

Facsimile Number of Subscriber:______________________________________________

Address for Notice to Subscriber:

ANNEX A

Plan of Distribution

The Selling Stockholders and any of their pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker/dealer solicits purchasers;
•	block trades in which the broker/dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;
•	purchases by a broker/dealer as principal and resale by the broker/dealer for its account;
•	an exchange distribution in accordance with the rules of the applicable exchange;
•	privately negotiated transactions;
•	put or call options transactions;
•	settlement of short sales;
•	broker/dealers may agree with the Selling Stockholders to sell a specified number of such shares at a stipulated price per share;
•	a combination of any such methods of sale; and
•	any other method permitted by applicable law.

The Selling Stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker/dealers engaged by the Selling Stockholders may arrange for other brokers/dealers to participate in sales. Broker/dealers may receive commissions from the Selling Stockholders (or, if any broker/dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. The Selling Stockholders do not expect these commissions to exceed what is customary in the types of transactions involved.

The Selling Stockholders may from time to time pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the donees, pledgees or secured parties may offer and sell the shares of common stock from time to time under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act of 1933 amending the list of Selling Stockholders to include the donee, pledgee, transferee or other successors in interest as Selling Stockholders under this prospectus.

The Selling Stockholders and any broker/dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker/dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions under the Securities Act of 1933. The Selling Stockholders have informed the Company that they do not have any agreement or understanding, directly or indirectly, with any person to distribute common stock.

At the time a particular offering of securities is made, to the extent required, a prospectus supplement will be distributed which will set forth the number of securities being offered and the terms of the offering, including the purchase price or the public offering price, the name or names of any underwriters, dealers or agents, the purchase price paid by any underwriters for securities purchased from the Selling Stockholders, any discounts, commissions and other items constituting compensation from the selling security holders and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act.  In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus.  There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the Selling Stockholders without registration and without regard to any volume limitations by reason of Rule 144 under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect.  The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Pursuant to applicable rules and regulations under the Securities Exchange Act of 1934, any person engaged in the distribution of the securities offered under this prospectus may not simultaneously engage in market activities for the shares of common stock for a period of five business days prior to the commencement of such distribution.  In addition, each Selling Stockholder and any other person who participates in a distribution of the securities will be subject to applicable provisions of the Securities Exchange Act of 1934 and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and may affect the marketability of the securities and the ability of any person to engage in market activities for the shares of common stock.

The Company is required to pay all fees and expenses incident to the registration of the shares. The Company has agreed to indemnify the Selling Stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act of 1933.